FOR IMMEDIATE RELEASE
 Entrex Receives $3,000,000
 Capital Commitment


Boca Raton, Fla., April 14, 2021:
Entrex  (OTC: UNSS) announces today
it has received an executed Letter
of intent for $3,000,000 pursuant
to its current PIPE offering
(Private Investment in Public Entity).
?We?re excited that Red Springs Capital
 Management is interested in supporting
 the growth of our enterprise and
specific sub-markets? said Stephen H.
Watkins, Chief Executive Officer of
Entrex.  ?This is meaningful capital
which will help us exponentially expand
both our team and marketing efforts.?
The Letter of Intent includes typical
due-diligence and associated caveats
and is expected to close by June 30th.

About Entrex:

Entrex (OTC: UNSS) was founded in 2001
as a capital market system for
entrepreneurial companies.   We establish
 regulatory-compliant, niche capital
market systems which support regulated
market constituents to originate,
structure, place, trade, settle and
service securities of entrepreneurial
companies.   Working together with industry
 leaders the Entrex platforms allows
investors to find, research, track, manage,
 and trade entrepreneurial securities
whether geographic, sector or commodity.
(www.Entrex.Net)